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SANTA BARBARA RESTAURANT GROUP, INC.

NEWS RELEASE

Contact:       Ted Abajian
               Chief Financial Officer
               (805) 563-1566

FOR IMMEDIATE RELEASE

                  SANTA BARBARA RESTAURANT GROUP, INC ANNOUNCES
                  ---------------------------------------------
                            CHANGE IN FISCAL YEAR END
                            -------------------------

Santa Barbara, Calif., October 1, 1998 - Santa Barbara Restaurant Group, Inc. ("SBRG") (NASDAQ: SBRG) announced today a change in fiscal year end. SBRG is converting to a fiscal year that includes 13 four-week accounting periods with each week ending on a Thursday. The change will be effective with SBRG's third fiscal quarter of 1998 which, under the old fiscal calendar, would have ended on September 30, 1998. Under the new fiscal calendar, the third quarter will end on October 8, 1998. Accordingly, SBRG's next Report on Form 10-Q will cover the transition period from July 1, 1998 through October 8, 1998.

SBRG's fourth fiscal quarter will end on December 31, 1998 and subsequent fiscal years will end on the last Thursday of December. Beginning in 1999, SBRG's first fiscal quarter will include 16 weeks of operating results and the second, third and fourth quarters each will include 12 weeks of operating results.

Andrew F. Puzder, chief executive officer of SBRG, stated, "With our recently completed acquisitions of Timber Lodge Steakhouse and JB's restaurants, it became necessary to integrate all of our concepts on to one fiscal calendar and we believe a calendar based on 13 four-week periods will work well for us."

Santa Barbara Restaurant Group operates 61 JB's restaurants, 19 Timber Lodge Steakhouse restaurants, six Galaxy Diner restaurants and seven Green Burrito restaurants. The company also franchises 41 Green Burrito stand-alone restaurants, 171 Green Burrito dual-concept franchise restaurants and 20 JB's restaurants.